UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Appointment

On January 2, 2026, the Board of Directors (the “Board”) of VisionWave Holdings, Inc. (the “Company”) appointed Mansour Khatib and Shmaya D. Ollech (also known as Daniel Ollech) as independent directors to the Board, effective as of January 2, 2026, to serve until their respective successors are duly elected and qualified or until their earlier resignation or removal. Mr. Khatib and Mr. Ollech each qualify as an “independent director” under the applicable rules of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission.

Since November 27, 2024, Mr. Khatib has served as the Secretary of GBT Technologies Inc. (OTC: GTCH) (“GBT”). Previously, from April 16, 2016 through the present, Mr. Khatib has held various roles with GBT including Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer and director. From 2009 through 2012, Mr. Khatib served as the CEO and CFO of The Merchandise Company, located in Long Beach, California. From 2012 through the present, Mr. Khatib has served as a U.S. Business and Marketing Sales Representative for KB Racking, located in Toronto, Canada. From May 2013 through July 2014, Mr. Khatib served as VP of Marketing for Sun Energy Partners, LLC, developing solar rooftop projects. From July 2014 through the present, Mr. Khatib has served as the CTO for New Energy Ventures, LLC, a company that is developing utility scale projects in New Jersey, California, and smaller projects in Mexico, the Caribbean and Peru. Mr. Khatib received a B.A. in Economics from Fachhochschule Wuppertal in Wuppertal, Germany in 1988 and a Bachelors in Electro Engineering & Computer Technology from University Aachen in Aachen, Germany in 1985.

Mr. Ollech is a global entrepreneur and strategic advisor with over 30 years of experience in agri-commodities, corporate strategy, and fintech innovation. He currently serves as Founder & CEO of Tangent Platform (2025–Present), leading the development of a digital trade-finance ecosystem. Previously, he served as a strategic advisor to Sadot Group Inc. (NASDAQ: SDOT), supporting corporate restructuring, subsidiary spin-offs, SEC/NASDAQ compliance, capital-raising strategies, and investor engagement. From 2019 to 2022, he was Chairman of Lemarc Agromond, building and establishing a multinational organization involved in trading, shipping, and processing of goods worldwide. From the 1990s to 2019, he founded and served as Executive Director of global trade enterprises, managing commodity trading and processing ventures in soybeans, coffee, and edible oils across Brazil, the U.S., and Asia. From 2017 to 2022, he served as Board Director & Strategic Advisor for an agribusiness platform operating across Asia and MENA.

Neither Mr. Khatib nor Mr. Ollech has been appointed to any committees of the Board at this time. There are no arrangements or understandings between Mr. Khatib or Mr. Ollech and any other person pursuant to which either was selected as a director. There are no family relationships between Mr. Khatib or Mr. Ollech and any director or executive officer of the Company, and there are no transactions between either Mr. Khatib or Mr. Ollech and the Company that are reportable pursuant to Item 404(a) of Regulation S-K.

In connection with their appointments, the Company entered into Independent Director Engagement Agreements (each, an “Agreement”) with Mr. Khatib and Mr. Ollech, which set forth the terms of their service and compensation consistent with the Company’s Independent Director Compensation Policy adopted by the Board on July 29, 2025. Pursuant to each Agreement, the director will receive: (i) an annual cash retainer of $36,000, payable quarterly in arrears; (ii) additional annual cash fees if serving as Chair of a Board committee ($10,000 for Audit Committee Chair; $5,000 each for Compensation Committee Chair and Governance Committee Chair, if different from the Audit Committee Chair); (iii) an annual equity grant of restricted stock valued at $60,000 under the Company’s 2024 Omnibus Equity Incentive Plan, granted on or about August 1 of each year (prorated for partial years) and vesting in full after twelve months of continuous service, subject to accelerated vesting upon a Change in Control (as defined in the plan), death, or disability; and (iv) reimbursement of reasonable out-of-pocket expenses incurred in connection with Board service. Each Agreement also includes standard provisions regarding independence, confidentiality, indemnification, and other matters.

A copy of the form of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Employment Agreement – Erik Klinger, Chief Financial Officer

On January 2, 2026, the Company entered into an Employment Agreement (the “Employment Agreement”) with Erik Klinger, pursuant to which Mr. Klinger will continue to serve as the Company’s Chief Financial Officer, effective as of January 2, 2026.

The Employment Agreement provides for an initial three-year term, automatically renewing for successive one-year periods unless either party provides timely notice of non-renewal. Mr. Klinger’s annual base salary is $120,000, payable in accordance with the Company’s standard payroll practices. Mr. Klinger is eligible to participate in the Company’s employee benefit plans available to similarly situated executives, including medical, dental, and vision insurance, and is entitled to four weeks of paid vacation per year (pro-rated for partial years).

On January 2, 2026, in connection with the Employment Agreement, the Company granted Mr. Klinger a nonstatutory stock option (the “Option”) to purchase 500,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on December 31, 2025, pursuant to the Company’s proposed 2025 Omnibus Equity Incentive Plan (the “Plan”). The Option is subject to twelve equal quarterly vesting installments over four years, commencing on the date of shareholder approval of the Plan (the “Approval Date”), and is otherwise subject to the terms and conditions of the Plan and the Employee Nonstatutory Stock Option Agreement entered into between the Company and Mr. Klinger. The grant of the Option is expressly contingent upon shareholder approval of the Plan; if the Plan is not approved by shareholders, the Option will be null and void.

The Employment Agreement also includes provisions regarding termination of employment (including by death, disability, for Cause, without Cause, for Good Reason, or without Good Reason), severance payments in certain circumstances (including a one-time payment equal to $120,000 upon certain terminations, subject to execution of a general release), and acceleration of equity awards upon a Change in Control (as defined in the Employment Agreement).

There are no arrangements or understandings between Mr. Klinger and any other person pursuant to which he was selected to continue as Chief Financial Officer. There are no family relationships between Mr. Klinger and any director or executive officer of the Company, and there are no transactions between Mr. Klinger and the Company that are reportable pursuant to Item 404(a) of Regulation S-K.

Copies of the Employment Agreement and the form of Employee Nonstatutory Stock Option Agreement are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Employment Agreement and the Option grant do not purport to be complete and are qualified in their entirety by reference to the full text of such exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Independent Director Engagement Agreement (1)
10.2	Employment Agreement dated January 2, 2026 by and between the Company and Erik Klinger
10.3	Form of Nonstatutory Stock Option Agreement (2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 9, 2025.

(2) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 3, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Executive Chairman and Interim Chief Executive Officer